Exhibit 31.4
CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Kay C. Neely, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Sila Realty Trust, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2026

/s/ Kay C. Neely
Kay C. Neely
Chief Financial Officer, Executive Vice President and Treasurer
(Principal Financial Officer)